                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-88971
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4




                          NEXTEL COMMUNICATIONS, INC.


                  PROSPECTUS SUPPLEMENT DATED JANUARY 18, 2000
                      TO PROSPECTUS DATED DECEMBER 3, 1999

     The selling stockholders table on pages 21-24 of the prospectus, as amended, is hereby further amended to update the information regarding the following entity in the prospectus and its respective amount of 4 3/4% convertible senior notes due 2007.

                                                CONVERTIBLE NOTES             COMMON STOCK
                                                -----------------             ------------
                                            PRINCIPAL      PRINCIPAL
                                            AMOUNT OF      AMOUNT OF                    NUMBER OF
                                           CONVERTIBLE    CONVERTIBLE     NUMBER OF      SHARES
NAME OF SELLING STOCKHOLDER                NOTES OWNED   NOTES OFFERED   SHARES OWNED    OFFERED
                                           -----------   -------------   ------------   ---------
Merrill Lynch, Pierce, Fenner and Smith    $2,170,000      $2,170,000         0             0
 Inc./1/

/1/ This entity and/or its affiliates have provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead and/or co-manager with respect to offerings of debt and equity securities.